UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11419 Sunset Hills Road, Reston, Virginia		20190-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On August 17, 2004, the Company announced that David V. Mastran, its founder and Chief Executive Officer, will be retiring from the Company and the Board of Directors effective at the end of the current fiscal year, September 30, 2004.  Lynn P. Davenport, currently Chief Operating Officer of the Company, has been appointed Chief Executive Officer. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: August 17, 2004	By:	/s/ Richard A. Montoni
Richard A. Montoni
Chief Financial Officer